Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER	E-MAIL ADDRESS

January 15, 2015

Patriot National, Inc.

401 East Las Olas Boulevard, Suite 1650

Fort Lauderdale, Florida 33301

Ladies and Gentlemen:

We have acted as counsel to Patriot National, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to up to 2,824,968 shares of Common Stock, par value $0.001 per share, of the Company (the “Shares”), which may be issued by the Company pursuant to the Patriot National, Inc. 2014 Omnibus Incentive Plan (the “Plan”).

We have examined the Registration Statement, a form of the Amended and Restated Certificate of Incorporation of the Company (the “Amended Certificate”) and the Plan, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Patriot National, Inc.	-2-	January 15, 2015

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (1) when the Amended Certificate has been duly filed with the Secretary of State of the State of Delaware and the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to authorize and approve the issuance of the Shares and (2) upon issuance and delivery in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP